UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2009, the Company issued a press release announcing that John R. McCormack has been promoted from the position of Senior Vice President, Product Development to President, effective April 16, 2009. As President, Mr. McCormack will report to the Company’s Chief Executive Officer, Gene Hodges. Mr. McCormack will receive a base salary at an annual rate of $375,000. Mr. McCormack will be eligible to receive a mid-year and an annual performance bonus with a total target bonus of 75% of his annual base salary pursuant to the Company’s President Bonus Plan. The President Bonus Plan was included in our Form 8-K filed with the Securities and Exchange Commission on January 27, 2009, which is incorporated by reference herein.

On April 30, 2009, the last business day of the month upon which Mr. McCormack commences his position as President with the Company (the “Grant Date”), Mr. McCormack will be granted a non-qualified stock option to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s 2000 Amended and Restated Stock Incentive Plan with an exercise price per share equal to the fair market value, defined as the closing price on the Nasdaq Stock Market, of the Company’s common stock on the Grant Date (the “Option”). The Option has a term of seven years, with the shares vesting as follows: 25% of the total shares vest on the one-year anniversary of the Grant Date, and 1/48th of the total shares vest monthly thereafter until fully vested.

Mr. McCormack’s biographical information is included in our Form 10-K filed with the Securities and Exchange Commission on February 27, 2009, under the heading “Executive Officers,” which information is incorporated herein by reference.

Mr. Douglas C. Wride will continue to serve as the Company’s Chief Financial Officer and Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Websense, Inc. on April 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: April 22, 2009	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Websense, Inc. on April 22, 2009.